Exhibit 99.II-1(o)

Dated 5th October 2007

(1) AGEN BIOMEDICAL LIMITED

and

(2) AGEN LIMITED

and

(3) AGENIX LIMITED

and

(4) BRITISH BIOCELL INTERNATIONAL LIMITED

Assignment of Intellectual Property
and Cell Lines Technology
(from Agen, Agen Limited and Agenix to BBI)

Berry Smith LLP
Haywood House
Dumfries Place
Cardiff
CF10 3GA

Dated: 27.07.07

THIS AGREEMENT is dated             of                             2007

PARTIES

(1)       AGEN BIOMEDICAL LIMITED (ABN 97 010 528 980) of 11 Durbell Street, Acacia Ridge, Brisbane in the State of Queensland, Australia (“Agen”);

(2)       AGEN LIMITED (ABN 83 010 664 123 ) of 11 Durbell Street, Acacia Ridge, Brisbane in the State of Queensland, Australia (“Agen Limited”); and

(3)       AGENIX LIMITED (ABN 58 009 213 754) of 11 Durbell Street, Acacia Ridge, Brisbane in the State of Queensland, Australia (“Agenix”)

(4)       BRITISH BIOCELL INTERNATIONAL LIMITED incorporated and registered in England and Wales with company number 2075749 whose registered office is Golden Gate, Ty Glas Avenue, Cardiff, CF14 5DX(“BBI”).

BACKGROUND

(A)      By the Product Acquisition Agreement dated 2nd March 2007 between Agen, Agen Limited, Agenix and BBI (“the Acquisition Agreement”) Agen and Agen Limited granted an option to BB! to purchase the Defined Intellectual Property Rights and the Cell Lines Technology (“the Option”).

(B)      BBI has now exercised the Option.

(C)      The Parties have agreed that BBI shall purchase the Defined Intellectual Property and the Cell Lines Technology and Agen, Agen Limited and Agenix shall sell the Defined intellectual Property and the Cell Lines Technology on the terms of this Agreement.

AGREED TERMS

1          Interpretation

The definitions in this clause apply in this Agreement.

Acquisition Agreement	means the Product Acquisition Agreement dated 2 March 2007 between Agen, Agen Limited, Agenix and BBI.

Adverse Event

means in relation to a person means anything that reasonably indicates that there is a significant risk that that BBI is or will become unable to pay its debts as they fall due. This includes any of the following:

(a) A meeting of BBI’s creditors being called or held.

(b) A step being taken to wind BBI person up.

(c) A step being taken to have a receiver, receiver and manager, administrator, liquidator or provisional liquidator appointed to BBI or any of its assets or such an appointment taking place.

(d) BBI entering into any type of agreement, composition or arrangement with, or assignment for, the benefit of all or any of its creditors.

(e) BBI ceases or threatens to cease to carry on its main business

Affiliate

means with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with, such entity. An entity shall be regarded as in control of another entity if it owns, or directly or indirectly controis, at least 40 percent (40%) of the voting stock or other ownership interest of the other entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other entity by any means whatsoever;

Agreed Field

means only the field of invitro diagnostics and not products for in vivo use (internal injection) or any imaging or therapeutic application in respect of the Antibodies and Cell Lines and Celi Line Technology.

Antibody

means any antibody or other poiypeptide that is encoded by derived from, or modelled after an immunoglobulin gene of hybridoma cell lines designated 3B6 D-dimer – B42-7-3B6/22-38, 1D2 Simplify-H93-7C-1D2/48-180,1C3 SimpliRED –G26-4-1C3/86 and 3A1 SRDD blocker –B56-1-3A1/48-176,B44-7-4D2/182 including without limitation Fab fragments, F(ab’)2 fragments, Fd fragments, and Fv fragments either in purified or unpurified form and any other antibody capable of being made or manufactured by use of the Defined Intellectual Property and/or the Cell Lines Technology and ‘Antibodies’ shall be interpreted accordingly but only in the Agreed Field.

BBI Deed of Assignment	means the deed entered between BBI, Agen, Agen Limited and Agenix in accordance with clause 3.9.2 of this Agreement in the agreed form as set out in Schedule 5 to this Agreement.

BBI Novation Agreement	means the novation agreement in the agreed form set out in Schedule 4 to this Agreement.

Cell Lines:	(a) only in the Agreed Field, the hybridoma cell lines designated 3B6 Simplify - B42-7-3B6/22-38 HSFM, 1D2 D-dimer- H93-7C-1D2/48-180 HSFM, 1C3 SimpliRED -

G26-4-1C3/86, 3A1 SRDD blocker – B56-1-3A1/48-176 HSFM and B44-7-4D2/182 HSFM;

(b)       only in the Agreed Field, any other cells or cell lines that encode, produce, or secrete Antibody, including without limitation progeny of the cells in (a), derivatives of the cells in (a), improvements of the cells in (a), or modifications of the cells in (a).

(c) only in the Agreed Field, any other cell or cell lines that relate to or form part of or can be made or manufactured utilising the Defined Intellectual Property and/or the Cell Lines Technology

For the avoidance of doubt, the Cell Lines does not include any humanised derivatives of the cell lines in (a) for in vivo, therapeutic or imaging application including but not limited to antibodies as defined in PCT Application WO 03/00736 A1.

Cell Lines Technology;	means in relation to the Cell Lines and/or Antibody in the Agreed Field:

(a) all patent applications heretofore or hereafter filed or having legal force in any country that claim:

(i) a Cell Line or Anitbody; or

(ii) any process of manufacture or use of any of the foregoing, in each case in which Agen and/or Agen Limited and/or Agenix has an ownership or licensable interest;

(b)       all patents that have issued or in the future issue from such patent applications, including utility, model and design patents and certificates of invention in each case in which Agen and/or Agen Limited and/or Agenix has an ownership or licensable interest;

(c)       all divisionals, continuations, continuations -in-part, reissues, renewals, extensions or additions to any such patent applications and patents; in each case in which Agen and/or Agen Limited and/or Agenix has an ownership or ficensable interest;

(d) all information, data and know-how regarding a Cell Line and/or an Antibody, which is not generally known including, but not limited to,

formulae, procedures, protocols, techniques and results of experimentation and testing which are necessary or useful for BB1 to research and develop Ceil Lines, Antibodies or to commercialise products containing the Antibodies in each case in which Agen and/or Agen Limited and/or Agenix has an ownership or licensable interest.

Completion:	Means the date of this Agreement;

Contracts:	means the contracts listed in Schedule 1 granting the Third Parties the right to use Defined Intellectual Property and/or Cell Lines Technology;

Defined intellectual Property:	means the Defined Patent Rights, Defined Technical Information and Defined Trademarks as set out in Schedule 2 to this Agreement;

Defined Patent Rights:	means the patent rights listed in Part A of Schedule 2 to this Agreement;

Defined Technical Information:	means the technical information listed in Part B of Schedule 2 of this Agreement;

Defined Trade Marks:	means the trade marks listed in Part C of Schedule 2 to this Agreement;

IDEXX Agreement	means the Assignment and Technical Assistance Agreement between IDEXX Laboratories Inc and Agen Biomedical Limited and Agen Limited executed on 6 April 2006.

IDEXX:	means IDEXX Laboratories Inc a Delaware corporation with its corporate headquarters at One IDEXX Drive, Westbrook, Maine 04092;

IDEXX Licensed Intellectual Property

means the intellectual property rights licensed from Agen and Agen Limited to IDEXX under the IDEXX Agreement which are being assigned to BBI in this Deed;
;

Intellectual Property Rights:

means patents, rights to inventions, copyright and related rights, technical information, trade marks, trade names and domain names, rights in get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (and rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist, now or in the future, in any part of the world.

Licensed Patent Rights	has the meaning given to it in the Acquisition Agreement.

Licensed Technical Information	has the meaning given to it in the Acquisition Agreement.

Licensed Trade Marks	has the meaning given to it in the Acquisition Agreement.

Net Selling Price

means the amount invoiced to BBI by a customer for the manufacture of products less any import, value added or excise tax and customs duties levied and any other governmental charges made as to production, sale, transportation, delivery or use to the extent such charges are paid by BBI and are separately identified on BBI’s invoices;

Novation Agreement:	means the novation agreement in the agreed form set out in Schedule 3;

Parties:	means the parties hereto and “Party” shall mean any one of them;

Products	means the following human health point of care in vitro diagnostics products for the detection of D-dimer in human plasma samples: -

(a) Simplify D-dimer- as defined in the Device Master Record DMR-004;

(b) SimpliRED D-dimer – as defined in Device Master Record DMR-001; and

(c) the control kits relating to (a) and (b) above as defined in the Device Master Record DMR-004 and Device Master Record DMR -001.

Product Transfer Period	has the meaning given to it in the Acquisition Agreement.

Third Parties:	means the parties listed in clause 6.4.

2.        Assiqnment

2.1      For the consideration set out in clause 3 Agen, Agen Limited and Agenix assigns to BBI its complete interest, free from any encumbrances from their date of creation, in (but only in the Agreed Field):

(a)       all the Defined Intellectual Property;

(b)       all the Cell Lines Technology;

(c)       all goodwill attaching to the Defined Intellectual Property and the Cell Lines Technology;

(d)       the right to sue for damages and other remedies for any infringement of any of the Defined Intellectual Property and Cell Lines Technology which occurred either prior to or after the date of this assignment.

2.2      in consideration of the assignment to BBI in accordance with clause 2 above, BBI agrees that it will:-

(a)       grant a non-exclusive royalty free licence to Agen of the Defined Intellectual Property and the Cell Lines Technology for the purpose of the completion of a PHD by one of its employees on the basis that the terms of that licence is in a form agreed between BBI and Agen;

(b)       Subject to clause 2.5, enter into the Novation Agreement in the agreed form with each of the Third Parties

(c)       grant to IDEXX a worldwide, exclusive licence of the IDEXX Licensed intellectual Property, free of any royalty or licence fee, to use and exploit solely within the licensed field (being the manufacture of specific products) and like products for application solely in the field of veterinary diagnostics;

(d)       grant to Agen, Agen Limited and Agenix a non-exclusive, worldwide licence, free of any royalty or other fee to exercise the Defined Intellectual Property and the Cell Lines Technology for the purposes of manufacturing the Products for BBI to the extent necessary for the Product Transfer Period.

2.3      As at Completion and subject to clause 3.9.2 of this Agreement, the licence in clause 12.1 of the Acquisition Agreement shall terminate,

2.4      The parties acknowledge that as at Completion;

2.4.1    BBI will be responsible for the payment of all maintenance costs and renewal costs in respect of the Defined Intellectual Property and the Ceil Lines Technology applying to the period after Completion;

2.4.2    Agen and Agen Limited will be entitled to retain vials of the Cell Lines (on site and offsite) for the purposes of risk management. Agen and Agen Limited will not use those Cell Lines in any way other than at the express written request of BBI (in the event BBI is unable to validate the Cell Lines/s) or in the event BBI provides Agen and Agen Limited with a written notice pursuant to clause 3.8 of this Agreement).

3.        Consideration and Royalty

3.1      The consideration for the assignment of the Defined Intellectual Property and the Cell Lines Technology payable by BBI is;

3.1.1    the sum of AUD $1,000,000 (the Purchase Price) to be paid in accordance with clause 3.6; and

3.1.2    an ongoing royalty of 5% on the Net Selling Price of all products (other than the Products and any derivatives or replacements of the Products) sold or distributed by BBI utilising the Defined Intellectual Property and/or the Cell Lines Technology (the Royalty).

3.2      The Purchase Price in clause 3.1.1 shall be capable of being paid partly in cash and partly in shares (providing these shares are listed on a stock exchange) at the discretion of BBI.

3.3      The Royalty in clause 3.1.2 shall be paid in cash only.

3.4      Within at least 7 days prior to the due date of the payment of any tranche of the Purchase Price, BBI must advise Agen and Agen Limited in writing whether that part of the Purchase Price will be paid in cash or partly cash and shares.

3.5      In the event part of the Purchase Price pursuant to clause 3.1.1 is to be paid in shares which are listed on a stock exchange, the number of shares to be issued shall be based on the average daily volume weighted stock price for the listed shares for the 10 trading days prior to the date each instalment of the Purchase Price is due to be paid pursuant to clause 3.1.1.

3.6      Any Royalties (payable in cash) payable in respect of clause 3.1.2 must be paid within 30 days at the end of each quarter and shall be supported by a written statement setting out the basis of the calculation of the Royalties.

3.7      The Purchase Price is to be paid as follows:

3.7.1    AUD $250,000 as a non refundable deposit by electronic bank transfer by BBI to Agen at Completion;

3.7.2    AUD $250,000 by electronic bank transfer by BBI to Agen on or before the first anniversary of the date of the Completion;

3.7.3    AUD $250,000 by electronic bank transfer by BBI to Agen on or before the second anniversary of the date of the Completion; and

3.7.4    AUD $250,000 by electronic bank transfer by BBI to Agen on or before the third anniversary of the date of the Completion.

3.8      Notwithstanding the provisions of clause 3.7 above BBI may, by written notice given to Agen, Agen Limited and Agenix at any time prior to the payment on the first anniversary referred to in clause 3.7.2 above state that it does not wish to proceed with the assignment of the Defined Intellectual Property and the Cell Lines Technology then in that case BBI shall have no further liability to make any payment under clauses 3.7.2, 3.7.3, 3.7.4 or under clause 3.2. If BBI does so it shall have no right to a refund of the payment already made under clause 3.7.1.

3.9      If BBI does serve a notice in accordance with clause 3.8 above then:

3.9.1    BBI shall not be required to proceed further with the assignment and the terms of this Agreement shall be deemed to be of no further effect;

3.9.2    as at the date of the written notice in accordance with clause 3.8 of this Agreement, Agen, Agen Limited and Agenix hereby re-licences the Licensed Patent Rights, Licensed Technical Information and Licensed Trade Marks (all defined in the Acquisition Agreement) to BBI in the same terms as set out in clause 12.1 of the Acquisition Agreement.

For the avoidance of doubt, as at the date of the written notice in accordance with clause 3.8, BBI is only authorised to use the Licensed Patent Rights, Licensed Technical Information and Licensed Trade Marks (all defined in the Acquisition Agreement) in accordance with the licence in clause 12.1 of the Acquisition Agreement and for no other purpose (including but not limited to the sale, offering for sale, distribution, warehousing or manufacture of any products (other than the Products),

3.9.3    BBI shall at the same time as providing the notice in accordance with clause 3.8, deliver to Agen, Agen Limited and Agenix, the:

(a)       BBI Novation Agreements executed by BBI and to be executed by each of the Third Parties; and

(b)      BBI Deed of Assignment executed by BBI.

3.10    Despite the service of the written notice in accordance with clause 3.8, the following clauses of this Agreement will continue to apply:

3.10.1  clauses 3.1.2, 3.3 and 3.6 in respect of the payment of Royalties relating to products sold and distributed utilising  the Defined Intellectual Property and/or the Cell Lines Technology prior to the written notice in clause 3.8;

3.10.2  clause 3.9.2 in respect of the ongoing licence;

3.10.3  clause 8.2 in respect of the indemnity relating to Third Party Contracts;

3.10.4  clauses 9, 11 and 14.

4.         Records and Auditing

BBI must keep separate records of transactions to the extent necessary to enable Royalties to be calculated and the written statement (to be provided by BBI pursuant to clause 3.6) to be checked. BBI must allow Agen and Agen Limited or its agent, during normal business hours, to enter its premises and to inspect and copy those records once every 12 months. On written request, BBI must have them audited by an independent auditor Agen and Agen Limited nominates, and must give any assistance Agen and Agen Limited or the auditor reasonably asks for. Agen and Agen Limited must pay the costs of the audit unless it reveals that a written statement (to be provided by BBI pursuant to clause 3.6) by BBI has undervalued the amount owing by more than 2%. In that case, BBI must pay the costs of the auditor

5.         Proceedings

Each of Agen, Agen Limited and Agenix agrees and undertakes to provide to BBI (at its request) all reasonable assistance with any proceedings which may be brought by or against BBI against or by any third party relating to the rights assigned by this Agreement.

6.         Warranties

Agen, Agen Limited and Agenix warrant that, at the date of this Agreement:

6.1      the Defined Intellectual Property and Cell Lines Technology is its original work, and has not been copied wholly or substantially from any other source, and that the use by BBI of the rights assigned to it will not infringe the rights of any third party source. Neither Agen, Agen Limited nor Agenix have been notified of any challenge to the Defined Intellectual Property and the Cell Lines Technology by any third party and to the best of its knowledge no such challenge is forthcoming.

6.2      Agen, Agen Limited and Agenix are the sole owners of all Defined Intellectual Property and Cell Lines Technology and will ensure that BBI acquires full title to the Defined Intellectual Property and Cell Lines Technology to the fullest extent permitted by law;

6.3      that part of the Defined Intellectual Property that is registered have been maintained and are in force, and all renewal fees have been paid;

6.4      neither Agen, Agen Limited nor Agenix has licensed or assigned any rights in the Defined Intellectual Property or the Cell Lines Technology to any third party in any part of the world except to the Third Parties under the terms of the contracts with the following Third Parties redacted copies of which have been provided to BBI prior to the date hereof: -

1.         Bayer Healthcare LLC (Licence Agreement) dated 28 June 2006;

2.         Universal Biosensors Party Limited (Purchase and Licence Agreement) dated 27 February 2007;

3.         Helena Biosciences (Purchase and Licence Agreement) dated 21 February 2007;

4.         Diagnostic Products Corporation (Purchase and Licence) dated 6 June 2006;

5.         Dade Behring Corporation (Purchase and Licence Agreement) dated 26 May 2006;

6.         Biosite Incorporated (Purchase and Licence Agreement) dated 31 May 2006;

7.         Axis Shield Diagnostics (Purchase and Licence Agreement) dated 31 January 2007;

8.         IDEXX (Assignment and Technical Assistance Agreement) dated 6 April 2006;.

9.         Fujirebio (Nonexclusive Distribution Agreement) dated 13 April 1998;

10.       America Diagnostica Inc (Antibody Supply Agreement) dated 16 November 2006;

11.       Diagnostica Stago S.A (Cell Licence Agreement) dated 3 January 2002;

12.       Biosite (Antibody Supply Agreements) dated 31 October 2003;

13.       Dade Behring (3B6 Licence and Supply Agreement) dated 6 December 2005;

14.       Axis Shield (3B6 Licence and Supply Agreement) dated 17 March 2005;

15.       America Diagnostica Inc (Cell Line Supply Agreement) dated 16 November 2006.

[

7.         Further Assurance

Agen, Agen Limited and Agenix shall at its own cost and expense do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents (including patent and trademark assignments for the items listed in Schedule 3), as BBI may from time to time reasonably require in order to give BBI the full benefit of this Agreement, whether in connection with any registration of title or other similar right or otherwise.

8.         Indemnity

8.1      Agen, Agen Limited and Agenix shall indemnify BBI against all and any loss, damages or costs (but not including consequential loss) sustained by BBI arising out of any breach by Agen, Agen Limited or Agenix of any provision of this Agreement. At the request of BBI and at Agen’s, Agen Limited’s and Agenix’s own expense, Agen, Agen Limited and Agenix shall provide all reasonable assistance to enable BBI to resist any claim, action or proceedings brought against BBI as a consequence of that breach.

8.2      The Parties acknowledge and agree that the transfer of the Third Party Contracts the subject of the Novation Contracts requires the consent of the Third Parties. Since BBI wishes to sign and complete this deal without first obtaining the consents on the basis that it will do so at a later stage then BBI shall indemnify and keep indemnified Agen, Agen Limited and Agenix in respect of any liability, loss, damage or expense arising as a result of any claim or demand made by any of the Third Parties as a result of the Contracts being assigned to BBI without the consent of the Third Parties.

9.         Governing Law and Jurisdiction

9.1      This Agreement shall be governed by and construed in accordance with the law of Queensland, Australia.

9.2      Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of Queensland over any claim or matter arising under or in connection with this Agreement.

10.       Counterparts

10.1    This Agreement may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

10.2    This Agreement will not be binding on any party unless a set of counterparts have been duly executed by, or on behalf of, each person named as a party to this Agreement.

11.       Further assurance

Each party will promptly execute all documents and do all things that any other party from time to time reasonably requires of it to effect, perfect or complete the provisions of this Agreement and any transaction contemplated by it.

12.       Variation

This Agreement can only be varied by the parties in writing.

13.       Severability

If a clause or part of a clause can be read in a way that makes it illegal, unenforceable or invalid, but can also be read in a way that makes it legal, enforceable and valid, it must be read in the latter way. If any clause or part of a clause is illegal, unenforceable or invalid, that clause or part is to be treated as removed from this document, but the rest of this Agreement is not affected.

14.       Stamp Duty

BBI must pay all stamp duty in accordance with this Agreement.

15.       Assignment

If BBI seeks to assign or transfers its rights and obligations under this Agreement prior to the third anniversary of the date of Completion, any such assignment will be subject to the payment by BBI to Agen and Agen Limited of any part of the Purchase Price not yet paid to Agen and Agen Limited pursuant to this Agreement. PROVIDED THAT BBI may assign or transfer its rights and obligations under this Agreement to any Affiliate of BBI and such assignment is not subject to this clause 15.

16.       Costs

Except as otherwise set out in this Agreement, each party must pay its own costs and expenses in relation to preparing, negotiating, executing and completing this Agreement and any document related to this Agreement.

17.       Adverse Event

In the event BBI suffers an Adverse Event, the parties acknowledge and agree that the Defined Intellectual Property and the Cell Lines Technology will be reassigned to Agen, Agen Limited and Agenix in accordance with the BBI Deed of Assignment.

This Agreement has been entered into on the date stated at the beginning of it.

SCHEDULE 1

The Contracts

1.         Bayer Healthcare LLC (Licence Agreement) dated 28 June 2006;

2.         Universal Biosensors Party Limited (Purchase and Licence Agreement) dated 27 February 2007;

3.         Helena Biosciences (Purchase and Licence Agreement) dated 21 February 2007;

4.         Diagnostic Products Corporation (Purchase and Licence) dated 6 June 2006;

5.         Dade Behring Corporation (Purchase and Licence Agreement) dated 26 May 2006;

6.         Biosite incorporated (Purchase and Licence Agreement) dated 31 May 2006;

7.         Axis Shield Diagnostics (Purchase and Licence Agreement) dated 31 January 2007;

8.         IDEXX (Assignment and Technical Assistance Agreement) dated 6 April 2006;

9.         Fujirebio (Non-exclusive Distribution Agreement) dated 13 April 1998;

10.       America Diagnostica Inc (Antibody Supply Agreement) dated 16 November 2006;

11.       Diagnostica Stago S.A (Cell Licence Agreement) dated 3 January 2002;

12.       Biosite (Antibody Supply Agreements) dated 31 October 2003;

13.       Dade Behring (3B6 Licence and Supply Agreement) dated 6 December 2005;

14.       Axis Shield (3B6 Licence and Supply Agreement) dated 17 March 2005;

15.       America Diagnostica Inc (Cell Line Supply Agreement) dated 16 November 2006.

SCHEDULE 2

Defined Intellectual Property

Part A - Licensed Patent Rights (but only in the Agreed Field):

Country	Patent No.	Priority date	Issue date	Expiry date
Australia	624580	22 Oct 1987	2 Nov 1992	14 Sep 2008
Canada	1308652	17 Sep 1987	13 Oct 1992	13 Oct 2009
France	308242	17 Sep 1987	4 Jan 1995	16 Sep 2008
Germany	P3852683.2	17 Sep 1987	4 Jan 1995	16 Sep 2008
Great Britain	308242	17 Sep 1987	4 Jan 1995	16 Sep 2008
Israel	87768	17 Sep 1987	29 Dec 1994	15 Sep 2008
Italy	308242	17 Sep 1987	4 Jan 1995	16 Sep 2008
Japan	2553159	17 Sep 1987	22 Aug 1996	17 Sep 2008
New Zealand	226202	17 Sep 1987	28 May 1992	15 Sep 2008
Spain	88308590.4	17 Sep 1987	4 Jan 1995	16 Sep 2008
United States	4894347	17 Sep 1987	16 Jan 1990	22 Oct 2007
United States	5086002	17 Sep 1987	4 Feb 1992	16 Jan 2007
United States	5413913	17 Sep 1987	9 May 1995	4 Feb 2009

and includes the national patents and regional patents in relation to the same or a subset of the same invention described in each, and applications therefor, and all further patents of any kind relating to the inventions specified therein (including those of importation and design, petty patents, innovation patents, certificates of invention and utility models), including any and all substitutions, extension, re-examinations or supplementary protection certificates, reissues, renewals, divisions, continuations or continuations-in-part thereof, provisional patents, patents of addition, or registrations of any kind, and includes ail and any applications for any of the foregoing, registered designs and design applications, and copyright in any drawings in respect of such inventions.

Part B - Licensed Technical Information:

All information, experience, data and know-how which is not generally known including, but not limited to, formulae, procedures, protocols, techniques and results of experimentation and testing which are necessary or useful for the ownership and/or exploitation of the Defined Intellectual Property and the Cell Lines Technology but only in the Agreed Field.

Part C - The Licensed Trade Marks:

•          Australian Trade Mark Registration No. 1017373 for “SIMPLIFY” in classes 5,10 and 42;

•          U.S. Trade Mark Registration No. 3140892 for “SIMPLIFY” in classes 5,10 and 42; and

•          Australian Trade Mark Registration No. 520970 for “SimpliRED” in class 5.

•          Japan Trade Mark Registration No. 3217494 for “SimpliRED” in class 5.

•          US Trade Mark Registration No. 1702759 for “SimpliRED” in class 5.

and includes any other registered trade marks and applications for registration of trade marks and unregistered trade marks for the trade marks set out above and all divisionais, renewals and further applications and registrations now or hereafter in any country (in addition to the above listed countries)

based thereon or relating to the same or similar marks or marks including the same or similar signs in so far as they relate to the Defined Intellectual Property and/or the Cell Lines Technology but solely in the Agreed Field.

SCHEDULE 3

Novation Agreement

SCHEDULE 4

BBI Novation Agreement

Waterfront Place 1 Eagle Street Brisbane QLD 4000 PO Box 7804 Waterfront Place QLD 4001 Australia DX 289 Brisbane Tel + 61 7 3246 4000 Fax + 61 7 3229 4077 www.dlaphillipsfox.com

Deed of Assignment and Novation

Agen Biomedical Limited Agen Limited British Biocell International Ltd Third Party

RPB/0400945

DLA Philips Fox is a member of
DLA Piper Group, an alliance of
independent legal practices. It is a
separate and distinct legal entity.

DLA Phillips Fox offices are located
in Adelaide Auckland Brisbane
Canberra Melbourne Perth Sydney
and Wellington.

Table of contents

Parties		1

Background		1

Operative		1

1	Assignment and novation	1

2	Representations and warranties	2

3	Conditions precedent and consent	2

4	Notification to Third Party	3

5	Miscellaneous	3
	Governing law and jurisdiction	3
	Counterparts	3
	Successors	3
	Further assurance	3
	Interpretation	3
	Joint and several	4
	Variation	4
	Severability	4
	Definitions	4

Execution and date		5
	Third Party:	7
	Contract description:	7

Parties

Agen Biomedical Limited ABN 97 010 528 980 of 11 Durbell Street, Acacia Ridge, Queensland, 4110 (Agen)

Agen Limited ABN 83 010 664 123 of 11 Durbell Street, Acacia Ridge, Queensland, 4110 (Agen Limited)

British Biocell International Ltd of Golden Gate, Ty Glas Avenue, Cardiff CF14 5DX (BBI)

Third Party described in the Schedule (Third Party)

Background

A        On the Contract Date, Agen and Agen Limited and the Third Party entered into a Contract.

B         By the Intellectual Property Deed of Assignment, BBI has acquired from Agen and Agen Limited certain Intellectual Property which forms the subject of the licence contained in the Contract.

C         The acquisition by BBI is subject to the terms of the Contract and Agen, Agen Limited and BBI wish the Contract to be assigned to BBI.

D         The Contract requires the consent of the Third Party for the assignment of the benefit of the Contract from Agen and Agen Limited to BBI and the novation of the obligations under the Contract from Agen and Agen Limited to BBI from Completion.

E         The purpose of this Deed is to record the agreement of Agen and Agen Limited, BBI and the Third Party that with effect from Completion, the Contract shall be assigned and novated to BBI on the terms and conditions set out in this Deed.

Operative

1         Assignment Novation and Indemnification

1.1       With effect on and from Completion:

1.1.1   Agen and Agen Limited assigns to BBI all the right, title and interest of Agen and Agen Limited in the Contract to have and to hold the same to BBI.

1.2       With effect on and from Completion:

1.2.1   BBI will replace Agen and Agen Limited in the Contract, and all references in the Contract to Agen and Agen Limited in any capacity are to be read and construed as if they were references to BBI;

1

1.2.2   BBI assumes and agrees to perform all of the obligations and liabilities under the Contract in accordance with the terms and conditions of the Contract as if BBI was a party to the Contract in place of Agen and Agen Limited and Agen and Agen Limited is released from all obligations and liabilities arising under the Contract from Completion.

1.2.3   BBI will be bound by and comply with the provisions of the Contract binding upon Agen and Agen Limited and will enjoy alt the rights and benefits of Agen and Agen Limited under the Contract.

1.3       Nothing in this document releases Agen, Agen Limited and the Third Party from their obligations to each other under the Contract required to be performed prior to Completion.

1.4       Agen and Agen Limited will indemnify and hold BBI harmless from and against all costs, claims, demands, liabilities, expenses, damages or losses (including all interest, penalties, and reasonable legal costs and expenses but not including special, indirect or consequential loss) arising out of or in connection with Agen or Agen Limited’s liability under the Contract prior to of Completion.

1.5       BBI will indemnify and hold Agen and Agen Limited harmless from and against all costs, claims, demands, liabilities, expenses, damages or losses (including all interest, penalties, and reasonable legal costs and expenses but not including special, indirect or consequential loss) arising out of or in connection with BBI’s liability under the Contract after Completion.

2         Representations and warranties

Each of Agen, Agen Limited and BBI represent and warrant to the Third Party and to each other that:

Corporate power and authorisations: it has the power to enter into and perform its obligations under this agreement and has taken all necessary corporate action to authorise the execution, delivery and performance of this agreement.

Agreement binding: this agreement is a valid and a binding obligation enforceable against it in accordance with its terms.

3         Conditions precedent and consent

1.6       The consent of the Third Party to the assignment from Agen and Agen Limited to BBI referred to in this document is conditional upon the signing of this document by all parties.

1.7       Subject to the terms and conditions of this document, the Third Party hereby consents to the assignment from Agen and Agen Limited to BBI contained in this document.

2

4         Notification to Third Party

1.8       BBI shall notify the Third Party in writing of the date Completion occurs. The Contract shall be effectively assigned and novated on and from Completion.

5         Miscellaneous

Governing law and jurisdiction

1.9       his agreement shall be governed by and construed in accordance with the laws of the State of Queensland.

Counterparts

1.10     This document may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

1.11     This document will not be binding on any party unless a set of counterparts have been duly executed by, or on behalf of, each person named as a party to this document.

Successors

1.12     This Deed shall be binding upon the parties and each of their successors and assigns.

Further assurance

1.13     Each party will promptly execute all documents and do all things that any other party from time to time reasonably requires of it to effect, perfect or complete the provisions of this document and any transaction contemplated by it.

Interpretation

1.14     A reference to:

1.14.1      group of persons includes any one or more of them;

1.14.2      any thing or amount is a reference to the whole and each part of it; and

1.14.3      a clause is a reference to a clause of this document.

1.15     Unless the context otherwise requires, a word which denotes:

1.15.1      the singular includes the plural and vice versa;

1.15.2      any gender includes the other gender; and

1.15.3      a person includes an individual, a body corporate and a government.

1.16     Unless the context otherwise requires, a reference to any deed, agreement, document or instrument where amended or replaced means that deed, agreement, document or instrument as amended or replaced.

3

Joint and several

1.17     Any agreement, warranty, representation or obligation which binds or benefits 2 or more persons under this document binds or benefits those persons jointly and severally.

Variation

1.18     This document can only be varied by the parties in writing.

Severability

1.19     If a clause or part of a clause can be read in a way that makes it illegal, unenforceable or invalid, but can also be read in a way that makes it legal, enforceable and valid, it must be read in the latter way. If any clause or part of a clause is illegal, unenforceable or invalid, that clause or part is to be treated as removed from this document, but the rest of this document is not affected.

Definitions

1.20     In this document the following definitions apply:

1.21     Contract means the contract entered into between Agen [and Agen Limited] and the Third Party as described in the Schedule.

1.22     Contract Date means the date Agen [and Agen Limited] and the Third Party entered into the Contract as described in the Schedule.

1.23     Completion means the date of this document.

1.24     Intellectual Property Deed of Assignment means the Intellectual Property Deed of Assignment entered into between Agen, Agen Limited and BBI dated [insert         ].

4

Execution and date

Executed as Deed

Date:

Signed for and on behalf of Agen Biomedical
Limited by its duly authorised officer:

Signature of authorised person

Name of authorised person (print)

Date:

Signed for and on behalf of Agen Limited by
its duly authorised officer:

Signature of authorised person

Name of authorised person (print)

Date:

Signed for and on behalf of British Biocell
International Ltd by its duly authorised
officer:

Signature of authorised person

Name of authorised person (print)

5

Signed for and on behalf of Third Party by its duly authorised officer:

Signature of authorised person

Name of authorised person (print)

6

Schedule

Third Party:

Name:

Address:

Contract description

Type of Contract:

Date:

Subject Matter:

Parties:

7

SCHEDULE 5

BBI Deed of Assignment

Waterfront Place 1 Eagle Street Brisbane QLD 4000 PO Box 7804 Waterfront Place QLD 4001 Australia DX 289 Brisbane Tel + 61 7 3246 4000 Fax + 61 7 3229 4077 www.dlaphillipsfox.com

Deed of Assignment and Novation

Agen Biomedical Limited Agen Limited British Biocell International Ltd Third Party

RPB/04000945

DLA Philips Fox is a member of
DLA Piper Group, an alliance of
independent legal practices. It is a
separate and distinct legal entity.

DLA Phillips Fox offices are located
in Adelaide Auckland Brisbane
Canberra Melbourne Perth Sydney
and Wellington.

Table of contents

Parties		1

Background		1

Operative		1

1	Assignment and novation	1

2	Representations and warranties	2

3	Conditions precedent and consent	2

4	Notification to Third Party	3

5	Miscellaneous	3
	Governing law and jurisdiction	3
	Counterparts	3
	Successors	3
	Further assurance	3
	Interpretation	3
	Joint and several	4
	Variation	4
	Severability	4
	Definitions	4

Execution and date		5
	Third Party:	7
	Contract description:	7

Parties

Agen Biomedical Limited ABN 97 010 528 980 of 11 Durbell Street, Acacia Ridge, Queensland, 4110 (Agen)

Agen Limited ABN 83 010 664 123 of 11 Durbell Street, Acacia Ridge, Queensland, 4110 (Agen Limited)

British Biocell International Ltd of Golden Gate, Ty Glas Avenue, Cardiff CF14 5DX (BBI)

Third Party described in the Schedule (Third Party)

Background

A        On the Contract Date, Agen and Agen Limited and the Third Party entered into a Contract.

B         By the Intellectual Property Deed of Assignment, BBI acquired certain Intellectual Property which forms the subject of the licence contained in the Contract.

C         By a Deed of Assignment and Novation dated [insert], Agen and Agen Limited assigned the benefit of the Contract to BBI and novated the obligations under the Contract to BBI.

D         BBI has determined it no longer wishes to proceed with the assignment of Intellectual Property assigned to BBI pursuant to the Intellectual Property Deed of Assignment.

E         By the BBI Deed of Assignment, BBI assigned the Intellectual Property (the subject of the original Intellectual Property Deed of Assignment) back to Agen, Agen Limited and Agenix.

F         The Contract requires the consent of the Third Party for the assignment of the benefit of the Contract from BBI to Agen and Agen Limited and the novation of the obligations under the Contract from BBI to Agen and Agen Limited from Completion.

G         The purpose of this Deed is to record the agreement of Agen and Agen Limited, BBI and the Third Party that with effect from Completion, the Contract shall be assigned and novated to Agen and Agen Limited on the terms and conditions set out in this Deed.

Operative

1         Assignment, Novation and Indemnification

1.1       With effect on and from Completion:

1

1.1.1   BBI assigns to Agen and Agen Limited all the right, title and interest of BBI in the Contract to have and to hold the same to Agen and Agen Limited.

1.2       With effect on and from Completion:

1.2.1   Agen and Agen Limited will replace BBI in the Contract, and all references in the Contract to BBI in any capacity are to be read and construed as if they were references to Agen and Agen Limited;

1.2.2   Agen and Agen Limited assumes and agrees to perform all of the obligations and liabilities under the Contract in accordance with the terms and conditions of the Contract as if Agen and Agen Limited was a party to the Contract in place of BBI and BBI is released from all obligations and liabilities arising under the Contract from Completion.

1.2.3   Agen and Agen Limited will be bound by and comply with the provisions of the Contract binding upon BBI and will enjoy all the rights and benefits of BBI under the Contract.

1.3       Nothing in this document releases BBI and the Third Party from their obligations to each other under the Contract required to be performed prior to Completion.

1.4       Agen and Agen Limited will indemnify and hold BBI harmless from and against all costs, claims, demands, liabilities, expenses, damages or losses (including all interest, penalties, and reasonable legal costs and expenses but not including special, indirect or consequential loss) arising out of or in connection with Agen or Agen Limited’s liability under the Contract after of Completion.

1.5       BBI will indemnify and hold Agen and Agen Limited harmless from and against all costs, claims, demands, liabilities, expenses, damages or losses (including all interest, penalties, and reasonable legal costs and expenses but not including special, indirect or consequential loss) arising out of or in connection with BBI’s liability under the Contract prior to Completion.

2         Representations and warranties

2.1       Each of Agen, Agen Limited and BBI represent and warrant to the Third Party and to each other that:

2.1.1   Corporate power and authorisations: it has the power to enter into and perform its obligations under this agreement and has taken all necessary corporate action to authorise the execution, delivery and performance of this agreement.

2.1.2   Agreement binding: this agreement is a valid and a binding obligation enforceable against it in accordance with its terms.

2

3         Conditions precedent and consent

3.1       The consent of the Third Party to the assignment from BBI to Agen and Agen Limited referred to in this document is conditional upon the signing of this document by all parties.

3.2       Subject to the terms and conditions of this document, the Third Party hereby consents to the assignment from BBI to Agen and Agen Limited contained in this document.

4         Notification to Third Party

4.1       AGEN shall notify the Third Party in writing of the date Completion occurs. The Contract shall be effectively assigned and novated on and from Completion.

5         Miscellaneous

Governing law and jurisdiction

5.1       This agreement shall be governed by and construed in accordance with the laws of the State of Queensland.

Counterparts

5.2       This document may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

5.3       This document will not be binding on any party unless a set of counterparts have been duly executed by, or on behalf of, each person named as a party to this document.

Successors

5.4       This Deed shall be binding upon the parties and each of their successors and assigns.

Further assurance

5.5       Each party will promptly execute all documents and do all things that any other party from time to time reasonably requires of it to effect, perfect or complete the provisions of this document and any transaction contemplated by it.

Interpretation

5.6       A reference to:

5.6.1   a group of persons includes any one or more of them;

5.6.2   any thing or amount is a reference to the whole and each part of it; and

5.6.3   a clause is a reference to a clause of this document.

3

5.7       Unless the context otherwise requires, a word which denotes:

5.7.1   the singular includes the plural and vice versa;

5.7.2   any gender includes the other gender; and

5.7.3   a person includes an individual, a body corporate and a government.

5.8       Unless the context otherwise requires, a reference to any deed, agreement, document or instrument where amended or replaced means that deed, agreement, document or instrument as amended or replaced.

Joint and several

5.9       Any agreement, warranty, representation or obligation which binds or benefits 2 or more persons under this document binds or benefits those persons jointly and severally.

Variation

5.10     This document can only be varied by the parties in writing.

Severability

5.11     If a clause or part of a clause can be read in a way that makes it illegal, unenforceable or invalid, but can also be read in a way that makes it legal, enforceable and valid, it must be read in the latter way. If any clause or part of a clause is illegal, unenforceable or invalid, that clause or part is to be treated as removed from this document, but the rest of this document is not affected.

Definitions

5.12     In this document the following definitions apply:

5.13     Contract means the contract entered into between Agen [and Agen Limited] and the Third Party as described in the Schedule.

5.14     Contract Date means the date Agen [and Agen Limited] and the Third Party entered into the Contract as described in the Schedule.

5.15     Completion means the date of this document.

5.16     Intellectual Property means the intellectual property assigned to BBI by Agen, Agen Limited and Agenix in the intellectual Property Deed of Assignment.

5.17     Intellectual Property Deed of Assignment means the Intellectual Property Deed of Assignment entered into between Agen, Agen Limited, Agenix and BBI dated [insert]

5.18     BBI Deed of Assignment means the assignment entered into between Agen, Agen Limited, Agenix and BBI dated [insert].

4

Execution and date

Executed as Deed

Date:

Signed for and on behalf of Agen Biomedical Limited by its duly authorised officer:

Signature of authorised person

Name of authorised person (print)

Date:

Signed for and on behalf of Agen Limited by its duly authorised officer:

Signature of authorised person

Name of authorised person (print)

Date:

Signed for and on behalf of British Biocell International Ltd by its duly authorised officer:

Signature of authorised person

Name of authorised person (print)

5

Signed for and on behalf of Third Party by its duly authorised officer:

Signature of authorised person

Name of authorised person (print)

6

Schedule

Third Party:

Name:

Address:

Contract description

Type of Contract:

Date:

Subject Matter:

Parties:

7

EXECUTED and DELIVERED as an Agreement by AGEN BIOMEDICAL LIMITED by means of these signatures of the duly authorised officers	) ) ) )
Director

/s/ Illegible
Secretary

EXECUTED and DELIVERED as an Agreement by AGEN LIMITED by means of these signatures of the duly authorised) officers:-	) ) ) )
Director

/s/ Illegible
Secretary

EXECUTED and DELIVERED as an Agreement by AGENIX LIMITED by means of these signatures of the duly authorised officers:-	) ) ) )
Director

/s/ Illegible
Secretary

EXECUTED and DELIVERED as an Agreement by BRITISH BIOCELL INTERNATIONAL LIMITED by means of these signatures of the duly authorised officers:-	) ) ) ) )
Director

Director/ Secretary

EXECUTED and DELIVERED as an Agreement by AGEN BIOMEDICAL LIMITED by means of these signatures of the duly authorised officers	) ) ) )
Director

/s/ Illegible
Director/ Secretary

EXECUTED and DELIVERED as an Agreement by AGEN LIMITED by means of these signatures of the duly authorised) officers:-	) ) ) )
Director

/s/ Illegible
Director/ Secretary

EXECUTED and DELIVERED as an Agreement by AGENIX LIMITED by means of these signatures of the duly authorised officers:-	) ) ) )
Director

/s/ Illegible
Director/ Secretary

EXECUTED and DELIVERED as an Agreement by BRITISH BIOCELL INTERNATIONAL LIMITED by means of these signatures of the duly authorised officers:-	) ) ) ) )
Director

Director/ Secretary

EXECUTED and DELIVERED as an Agreement by AGEN BIOMEDICAL LIMITED by means of these signatures of the duly authorised officers	) ) ) )
Director

Director/ Secretary

EXECUTED and DELIVERED as an Agreement by AGEN LIMITED by means of these signatures of the duly authorised) officers:-	) ) ) )
Director

Director/ Secretary

EXECUTED and DELIVERED as an Agreement by AGENIX LIMITED by means of these signatures of the duly authorised officers:-	) ) ) )
Director

Director/ Secretary

EXECUTED and DELIVERED as an Agreement by BRITISH BIOCELL INTERNATIONAL LIMITED by means of these signatures of the duly authorised officers:-	) ) ) ) )	/s/ Illegible
Director

/s/ Illegible
Director/ Secretary